Exhibit 99.1

Advanta Reports Third Quarter 2008 Results

SPRING HOUSE, Pa.--(BUSINESS WIRE)--October 30, 2008--Advanta Corp. (NASDAQ:ADVNB; ADVNA) today reported a third quarter 2008 net loss of $17.6 million dollars or $0.43 per diluted share for Class A and Class B shares combined. The loss per share includes $0.33 per share of balance sheet charges and reserve build related to recent credit trends and wider market credit spreads. The Company also had a non-recurring $0.18 per share rewards charge, and extra costs during the ramp-up period of its offshoring initiative which is expected to reap substantial on-going cost benefits in the future. Partially offsetting these items was a $0.07 per share gain related to the sale of the remaining portion of the Company’s MasterCard shares.

Other noteworthy items for the quarter include:

  Cash and liquid investments totaling $1.8 billion at quarter end or 32% of aggregate owned and securitized receivables.
  Advanta Bank Corp. total risk-based and Tier 1 capital ratios of 24.5% and 22.3%, respectively.
  Advanta Corp. equity together with subordinated debt for trust preferred securities to managed receivables of 12.0% and to owned receivables of 92.3%.
  Business Cards ending managed receivables of $5.6 billion and owned receivables of $0.7 billion.
  Business Cards managed net interest yield of 11.46% and owned net interest yield of 8.24%.
  Customer transaction volume of $3.3 billion, 89% of which was merchandise sales volume.
  Business Cards managed net credit loss rate of 10.0% and owned net credit loss rate of 10.6%.
  The reported results do not include an estimated $1.6 million pretax charge for its portion of the recent settlement between Visa and Discover.

“This economy has dealt small business owners a tough hand,” said Dennis Alter, Chairman and CEO. “Not only are consumers spending less money with them, but their options for funding business inventories and obligations have shrunk. Although this has flowed through to us in the form of rising credit losses, our balance sheet is strong and we continue to manage through this uncertain economy.”

Conference Call Details

Advanta management will hold a conference call with analysts and institutional investors today, October 30, at 9:00 a.m. Eastern Time, to review the third quarter results for 2008. The call can be accessed by dialing 877-718-5095 and referring to confirmation code 2541931. At the same time, the call will be webcast via a Vcall link on Advanta’s website or at www.investorcalendar.com. Those interested in listening to the webcast should go to the website at least ten minutes before the call to register and download any necessary software. Beginning at about 11:00 this morning, a replay of the call will be available on the Internet at the same sites as the original webcast. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measures in the Company’s press releases or the statistical supplements also available on the Company’s website.

About Advanta

Advanta is one of the nation’s largest credit card issuers (through Advanta Bank Corp.) in the small business market today. Advanta’s exclusive focus on this market as well as its size, experience, and commitment to developing meaningful product offerings and a high level of service tailored to the needs of small businesses differentiates the company from other issuers. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques that are common in the financial services industry today. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. The most significant of these risks and uncertainties are: (1) the impact of litigation, including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments, as well as the impact of indemnification or other obligations for losses associated with litigation due to the Company’s status as a member of Visa USA; (2) the impact of the Emergency Economic Stabilization Act or other related legislative and regulatory developments, including heightened regulatory scrutiny, practices, requirements or expectations; (3) difficulties achieving expected operating cost reductions due to, among other things, operational delays associated with new systems and processes, changes in personnel, changes in timing for our plans for implementation of our outsourcing initiatives and changes in the estimated timing for completion of a reduction in workforce; and (4) the effect of legal and regulatory developments relating to the legality of certain business methods, practices and policies of credit card issuers, including restrictions and limitations imposed by banking laws, regulators and examinations. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non−GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and a description of why the non-GAAP financial measures are useful to investors.

ADVANTA
SEGMENT INCOME STATEMENT - QUARTER
(in thousands)

Three Months Ended
September 30, 2008

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$40,362	$10,647	$51,009
Interest expense	18,301	10,440	28,741
Net interest income	22,061	207	22,268
Provision for credit losses	29,001	(7)	28,994
Net interest income (loss) after provision for credit losses	(6,940)	214	(6,726)
Noninterest revenues:
Interchange income	67,822	0	67,822
Securitization income (loss)	(8,673)	0	(8,673)
Servicing revenues	24,483	0	24,483
Business credit card rewards	(38,297)	0	(38,297)
Other revenues, net	7,737	(36)	7,701
Total noninterest revenues	53,072	(36)	53,036
Operating expenses	80,160	140	80,300
Income (loss) before income taxes	(34,028)	38	(33,990)
Income tax benefit	(7,983)	(8,386)	(16,369)
Net income (loss)	$(26,045)	$8,424	$(17,621)

Three Months Ended
September 30, 2007

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$39,106	$10,854	$49,960
Interest expense	13,484	12,122	25,606
Net interest income	25,622	(1,268)	24,354
Provision for credit losses	14,724	0	14,724
Net interest income (loss) after provision for credit losses	10,898	(1,268)	9,630
Noninterest revenues:
Interchange income	62,771	0	62,771
Securitization income	22,388	0	22,388
Servicing revenues	24,218	0	24,218
Business credit card rewards	(23,525)	0	(23,525)
Other revenues, net	7,243	1,330	8,573
Total noninterest revenues	93,095	1,330	94,425
Operating expenses	68,011	4,314	72,325
Income (loss) before income taxes	35,982	(4,252)	31,730
Income tax expense (benefit)	13,889	(1,641)	12,248
Net income (loss)	$22,093	$(2,611)	$19,482

(A)	Other includes investment and other activities not attributable to the Advanta Business Cards segment. In addition, operating expenses in the three months ended September 30, 2007 include $4.2 million of expense related to a litigation settlement between Visa Inc. and American Express.

ADVANTA
EARNINGS AND COMMON STOCK DATA
(in thousands, except per share data)

	Three Months Ended			Percent Change From
	Sept. 30,	June 30,	Sept. 30,	Prior	Prior
	2008	2008	2007	Quarter	Year
Basic net income (loss) per common share:
Class A	$(0.47)	$0.06	$0.44	N/M	N/M
Class B	(0.41)	0.12	0.49	N/M	N/M
Combined (A)	(0.43)	0.10	0.47	N/M	N/M
Diluted net income (loss) per common share:
Class A	$(0.47)	$0.06	$0.43	N/M	N/M
Class B	(0.41)	0.11	0.45	N/M	N/M
Combined (A)	(0.43)	0.10	0.44	N/M	N/M

Return on average common equity (annualized)	(12.03)%	2.68%	13.09%	N/M	N/M

Weighted average common shares used to compute:
Basic earnings (loss) per common share
Class A	13,393	13,380	13,343	0.1%	0.4%
Class B	27,217	27,142	27,800	0.3	(2.1)
Total	40,610	40,522	41,143	0.2	(1.3)
Diluted earnings (loss) per common share
Class A	13,393	13,380	13,343	0.1%	0.4%
Class B	27,217	28,629	30,762	(4.9)	(11.5)
Total	40,610	42,009	44,105	(3.3)	(7.9)

Ending shares outstanding:
Class A	14,410	14,410	14,410	0.0%	0.0%
Class B	31,144	31,236	28,296	(0.3)	10.1
Total	45,554	45,646	42,706	(0.2)	6.7

Stock price:
Class A
High	$7.80	$9.36	$30.65	(16.7)%	(74.6)%
Low	4.00	5.43	20.46	(26.3)	(80.4)
Closing	4.93	5.49	24.31	(10.2)	(79.7)
Class B
High	$10.24	$10.63	$33.74	(3.7)%	(69.7)%
Low	6.01	6.25	23.32	(3.8)	(74.2)
Closing	8.23	6.29	27.42	30.8	(70.0)

Cash dividends declared:
Class A	$0.1771	$0.1771	$0.1771	0.0%	0.0%
Class B	0.2125	0.2125	0.2125	0.0	0.0

Book value per common share	$13.79	$14.48	$14.37	(4.8)%	(4.0)%

(A)	Combined represents income (loss) allocable to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.

N/M - Not Meaningful

ADVANTA
BALANCE SHEET
(in thousands)

	As of
	Sept. 30,	Dec. 31,
	2008	2007
ASSETS

Cash	$216,115	$90,228
Federal funds sold	945,178	872,587
Interest-bearing deposits	74,551	0
Investments available for sale	595,209	223,500
Receivables, net	650,628	990,668
Accounts receivable from securitizations	417,112	349,581
Premises and equipment, net	18,018	16,893
Other assets	257,928	220,915
Total assets	$3,174,739	$2,764,372

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits	$1,992,900	$1,651,737
Debt	221,742	220,848
Other borrowings	25,000	25,000
Subordinated debt payable to preferred securities trust	103,093	103,093
Other liabilities	264,780	177,913
Total liabilities	2,607,515	2,178,591

Stockholders' equity	567,224	585,781

Total liabilities and stockholders' equity	$3,174,739	$2,764,372

Ratio of equity to owned assets	17.87%	21.19%
Ratio of equity and subordinated debt payable to preferred securities trust to owned assets	21.11%	24.92%
Ratio of equity to managed assets (A)	7.39%	7.38%
Ratio of equity and subordinated debt payable to preferred securities trust to managed assets (A)	8.74%	8.68%

Ratio of equity to owned business credit card receivables	78.06%	56.78%
Ratio of equity and subordinated debt payable to preferred securities trust to owned business credit card receivables	92.25%	66.78%
Ratio of equity to managed business credit card receivables (A)	10.15%	9.23%
Ratio of equity and subordinated debt payable to preferred securities trust to managed business credit card receivables (A)	11.99%	10.85%

MANAGED ASSETS (A)
Total on-balance sheet assets (GAAP)	$3,174,739	$2,764,372
Off-balance sheet securitized receivables (B)	4,496,146	5,173,404
Managed assets	$7,670,885	$7,937,776

(A)	Managed asset and managed receivable statistics are non-GAAP financial measures. Management believes that managed assets and managed receivables and the related ratios provide useful supplemental information because our on-balance sheet assets include retained interests in securitizations that serve as credit enhancement to the noteholders' interests in the securitized receivables.

(B)	Includes off-balance sheet business credit card receivables. Excludes our ownership interest in the noteholder principal balance of securitizations that are held on-balance sheet.

ADVANTA
ADVANTA BUSINESS CARDS STATISTICS
($ in thousands)

	Three Months Ended			Percent Change From
	Sept. 30,	June 30,	Sept. 30,	Prior	Prior
	2008	2008	2007	Quarter	Year
New account originations	18,581	26,269	74,195	(29.3)%	(75.0)%
Average number of active accounts (A)	897,138	939,700	930,102	(4.5)	(3.5)
Ending number of accounts	1,206,580	1,305,288	1,294,273	(7.6)	(6.8)
Customer transaction volume:
Merchandise sales	$2,940,685	$3,055,484	$2,896,421	(3.8)	1.5
Balance transfers	97,304	121,752	387,455	(20.1)	(74.9)
Cash usage	249,489	294,475	323,031	(15.3)	(22.8)
Total customer transaction volume	3,287,478	3,471,711	3,606,907	(5.3)	(8.9)
Securitization volume increase (decrease) excluding replenishment sales	$(369,902)	$(83,687)	$115,000	342.0	N/M
Average receivables:
Owned	$858,331	$1,164,748	$1,215,485	(26.3)	(29.4)
Securitized	5,030,299	5,063,349	4,889,381	(0.7)	2.9
Managed (B)	5,888,630	6,228,097	6,104,866	(5.5)	(3.5)
Ending receivables:
Owned	$726,652	$850,925	$1,233,233	(14.6)	(41.1)
Securitized	4,863,634	5,225,773	4,980,737	(6.9)	(2.4)
Managed (B)	5,590,286	6,076,698	6,213,970	(8.0)	(10.0)
Operating expense ratio (C)	5.45%	5.24%	4.46%	4.0	22.2

CREDIT QUALITY - OWNED
Receivables 30 days or more delinquent	$51,661	$49,894	$35,276
Receivables 90 days or more delinquent	24,531	25,001	15,693
As a percentage of receivables:
Receivables 30 days or more delinquent	7.11%	5.86%	2.86%	21.3%	148.6%
Receivables 90 days or more delinquent	3.38	2.94	1.27	15.0	166.1
Net principal charge-offs:
Amount	$22,839	$25,819	$10,708
As a percentage of average receivables (annualized)	10.64%	8.87%	3.52%	20.0	202.3

CREDIT QUALITY - SECURITIZED
Receivables 30 days or more delinquent	$314,740	$294,432	$160,375
Receivables 90 days or more delinquent	148,182	145,715	71,951
As a percentage of receivables:
Receivables 30 days or more delinquent	6.47%	5.63%	3.22%	14.9%	100.9%
Receivables 90 days or more delinquent	3.05	2.79	1.44	9.3	111.8
Net principal charge-offs:
Amount	$124,303	$104,638	$48,404
As a percentage of average receivables (annualized)	9.88%	8.27%	3.96%	19.5	149.5

CREDIT QUALITY - MANAGED (B)
Receivables 30 days or more delinquent	$366,401	$344,326	$195,651
Receivables 90 days or more delinquent	172,713	170,716	87,644
As a percentage of receivables:
Receivables 30 days or more delinquent	6.55%	5.67%	3.15%	15.5%	107.9%
Receivables 90 days or more delinquent	3.09	2.81	1.41	10.0	119.1
Net principal charge-offs:
Amount	$147,142	$130,457	$59,112
As a percentage of average receivables (annualized)	10.00%	8.38%	3.87%	19.3	158.4

(A)	Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.
(B)	Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.
(C)	Operating expense ratio is annualized and calculated as a percentage of average owned and securitized receivables.
N/M - Not Meaningful

ADVANTA
RECONCILIATION OF MANAGED FINANCIAL MEASURES AND RATIOS
(in thousands)

In addition to evaluating the financial performance of the Advanta Business Cards segment under U.S. generally accepted accounting principles (GAAP), we evaluate Advanta Business Cards' performance on a managed basis. Our managed business credit card receivable portfolio is comprised of both owned and securitized business credit card receivables. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. Revenue and credit data on the managed portfolio provides additional information useful in understanding the performance of the retained interests in securitizations. Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses. Management uses risk-adjusted revenues as a basis for monitoring the risk-based return on the portfolio and components of our portfolio. Generally, based on risk-based pricing strategies, customers with higher credit losses should have higher revenues. We believe the measure is useful to investors as a measure of our ability to appropriately price for the risk of the portfolio by demonstrating the relationship between revenues and credit losses in one concise measure.

	Three Months Ended
	September 30, 2008
	Advanta			Advanta
	Business Cards	Securitization		Business Cards
	GAAP	Adjustments		Managed
Net interest income	$22,061	$146,720		$168,781
Average business credit card interest-earning assets	1,070,570	4,818,060		5,888,630
Ratio (annualized)	8.24%			11.46%

Provision for credit losses	$29,001	$143,856	(A)	$172,857
Average business credit card interest-earning assets	1,070,570	4,818,060		5,888,630
Ratio (annualized)	10.84%			11.74%

Noninterest revenues	$53,072	$(2,864)		$50,208
Average business credit card interest-earning assets	1,070,570	4,818,060		5,888,630
Ratio (annualized)	19.83%			3.41%

Risk-adjusted revenues (B)	$46,132	$0		$46,132
Average business credit card interest-earning assets	1,070,570	4,818,060		5,888,630
Ratio (annualized)	17.24%			3.13%

Net loss	$(26,045)	$0		$(26,045)
Average business credit card interest-earning assets	1,070,570	4,818,060		5,888,630
Ratio (annualized)	(9.73)%			(1.77)%

	Three Months Ended
	September 30, 2007
	Advanta			Advanta
	Business Cards	Securitization		Business Cards
	GAAP	Adjustments		Managed
Net interest income	$25,622	$82,362		$107,984
Average business credit card interest-earning assets	1,441,890	4,662,976		6,104,866
Ratio (annualized)	7.11%			7.08%

Provision for credit losses	$14,724	$48,404	(A)	$63,128
Average business credit card interest-earning assets	1,441,890	4,662,976		6,104,866
Ratio (annualized)	4.08%			4.14%

Noninterest revenues	$93,095	$(33,958)		$59,137
Average business credit card interest-earning assets	1,441,890	4,662,976		6,104,866
Ratio (annualized)	25.83%			3.87%

Risk-adjusted revenues (B)	$103,993	$0		$103,993
Average business credit card interest-earning assets	1,441,890	4,662,976		6,104,866
Ratio (annualized)	28.85%			6.81%

Net income	$22,093	$0		$22,093
Average business credit card interest-earning assets	1,441,890	4,662,976		6,104,866
Ratio (annualized)	6.13%			1.45%

(A)

Includes the amount by which credit losses would have been higher had the securitized receivables remained as owned and the provision for credit losses on securitized receivables been equal to actual reported charge-offs. In addition, provision for credit losses includes an unfavorable valuation adjustment to retained interests in securitizations of $19.6 million for the three months ended September 30, 2008.

(B)	Risk-adjusted revenues represent net interest income and noninterest revenues, less provision for credit losses.

CONTACT:
Advanta Corp.
Amy B. Holderer
Vice President, Investor Relations
215-444-5335
aholderer@advanta.com
or
David M. Goodman
Vice President, Communications
215-444-5073
dgoodman@advanta.com